Exhibit 15.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-209700 and 333-212801) of Intec Pharma Ltd. of our report dated April 6, 2017 relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 7, 2017	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited